Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-85634, 33-89124, 333-76957 and 333-49290 and Form S-3 No. 333-124355) pertaining to SkyTerra Communications, Inc., of our report dated February 22, 2006 with respect to the consolidated financial statements of Mobile Satellite Ventures LP included in this Annual Report (Form 10-K) of SkyTerra Communications, Inc. for the year ended December 31, 2005.

/s/    Ernst & Young LLP

McLean, Virginia

March 29, 2006